UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2013

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  610-429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 28, 2013, the Company entered into a Securities Exchange and Settlement Agreement (the “Agreement”) with Stephan V. Benediktson, a former officer of the Company. Pursuant to the Agreement, the parties have agreed to settle all obligations between them. The Company (i) issued 2,169,400 shares of the Company’s common stock and (ii) released from escrow the 1,000,000 shares of the Company’s common stock which had been held as collateral for a note receivable from Mr. Benediktson. Such settlement results in reductions of $915,887 of accrued bonus expense due to Mr. Benediktson, $37,448 of accounts receivable due from Mr. Benediktson and the principal balance of and interest due pursuant to a certain note receivable from Mr. Benediktson ($444,559). The principal balance and interest thereon were impaired as discussed in Note 11 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended September 30, 2012. The Company has not recognized any gain or loss as a result of the settlement of all obligations between the parties.

A provision of the Agreement requires that the Company shall not make any public announcement or statement concerning the Agreement other than that which the Company is required to disclose on Form 8-K and other filings with the Securities and Exchange Commission.

Item 9.01(d)	Exhibits.

No exhibit is filed herewith as the Company is bound by the confidentiality provisions of the Agreement as discussed in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	DALECO RESOURCES CORPORATION

	By:	/s/ MICHAEL D. PARRISH
	Name:	Michael D. Parrish
	Title:	Chief Executive Officer